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                                   Exhibit 10.16

                                CONSULTING CONTRACT

                              WAYLON E. MCMULLEN, P.C.
                                  Attorney at Law
                                  P.O. Box 795517
                              Dallas, Texas 75379-5517
Telephone                                                         Telecopy
972/239-2290                                                       972/239-2295




                                  November 5, 1998




Mr. L. Craig Ford
President and CEO
ARXA International Energy, Inc.
530 Wells Fargo Drive, Suite 310
Houston, Texas 77090

Dear Mr. Ford:

     This is a six month agreement and understanding between Waylon E. McMullen ("McMullen") whose business address is P.O. Box 795517, Dallas, Texas 75379 and ARXA International Energy, Inc. ("ARXA").

McMullen is engaged in the business of providing investigatory services relating to acquisition candidates and properties for both private and publicly-held Companies and in regard hereto, soliciting the opinions and recommendations, regarding evaluations of Investment Bankers, Brokers and Market Makers. ARXA desires to utilize the services of McMullen and McMullen has agreed to perform his services for ARXA. Nothing herein contained, however, will require McMullen to provide his services exclusively for the benefit of ARXA.

1) In performing his services, McMullen will, at his own cost and expenses, solicit such Brokers, Investment Bankers and Market Makers as he, in his sole discretion, deems most capable and unbiased regarding the evaluation of any potential acquisition of ARXA.

2) In connection with the investigation of companies as potential acquisition candidates for ARXA, McMullen will obtain and review, (a) all financial statements, audited and unaudited; (b) business plans; and (c) other descriptive materials issued by or relating to the acquisition candidate. Additionally, where necessary, McMullen will obtain, as part of his evaluation, copies of all existing material contracts, agreements, appraisals and equipment schedules relating to the acquisition candidates and/or its properties.

3) In addition, if requested by ARXA, McMullen shall from time to time, assist ARXA in the preparation of all documentation requisite to obtaining equity investment or loans in order to fund any potential acquisition.

McMullen, in providing the foregoing services, will be responsible for all cost and expenses incurred by him, except such extraordinary cost and expenses as ARXA shall authorize in writing. McMullen's fee for services will be 300,000 shares free-trading common stock to be issued upon signing of this agreement Certificates representing the shares will be issued to Waylon
E. McMullen. This contract can be renewed upon completion upon consent of the parties hereto. Moreover, this agreement may be terminated by either party hereto, at any time during the term hereof on thirty days notice.

Please confirm your agreement of the terms by executing a copy of this letter where indicated below and returning via facsimile.

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                                       Sincerely yours,


                                       /s/ Waylon E. McMullen
                                       -----------------------------------
                                       Waylon E. McMullen



Agreed and Accepted this 13th  day of November, 1998.

The undersigned represents that he has the authority to execute this agreement on behalf of the Company.


ARXA International Energy, Inc.


By: /s/ L. Craig Ford
   --------------------------------
   L. Craig Ford, President and CEO